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                                                                    EXHIBIT 11.1



                      POPE & TALBOT, INC. AND SUBSIDIARIES
                    Statement Showing Calculation of Average
                     Common Shares Outstanding and Earnings
                            Per Average Common Share
                  Years Ended December 31, 1997, 1996 and 1995


                                                 1997                  1996                  1995
                                             ------------          ------------          ------------
Weighted average number of
  common shares outstanding                    13,419,000            13,363,779            13,363,520

Application of the "treasury stock"
  method to the stock option plan                  42,257                13,924                 3,903
                                             ------------          ------------          ------------

       Total common and common
      equivalent shares,
      assuming full dilution                   13,461,452            13,377,703            13,367,423
                                             ============          ============          ============



Net income (loss)                            $ 10,020,000          $  3,909,000          $(24,838,000)

Add:  interest on convertible
      debentures, net of
      applicable income taxes                          --                    --                    --
                                             ------------          ------------          ------------

Net income (loss), assuming
  full dilution                              $ 10,020,000          $  3,909,000          $(24,838,000)
                                             ============          ============          ============

Net income (loss) per common share,
  assuming dilution                          $        .75          $        .29          $      (1.86)
                                             ============          ============          ============


The computation of basic net income per common share is not included because the computation can be clearly determined from the material contained in this report.